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Network Communications, Inc. Reports Fiscal Year 2010
First Quarter Results

First quarter
Revenue	$35.8 million
Operating Profit	$1.4 million
Net Loss	$(3.4) million
EBITDA[1]	$6.7 million

LAWRENCEVILLE, GA, August 3, 2009 — Network Communications, Inc. (“NCI”) today reported financial results for the quarter ended June 21, 2009.  The Company reported revenues of $35.8 million, down 26.0% from the same period in fiscal year 2009.  Operating profit was $1.4 million compared to the operating profit of $4.3 million from the same period last fiscal year.  For the quarter, the net loss was $(3.4) million compared to a net loss of $(1.6) million in the same period of the prior fiscal year.  EBITDA for the first quarter decreased by $3.3 million or 33.4% from $10.0 million in the same period of fiscal year 2009 to $6.7 million in fiscal year 2010.

“We continued to face revenue challenges in the first quarter as the economics in the three main areas that we serve – resale homes, apartments and home design – remained weak.  We did execute on the priorities outlined in our fourth quarter earnings call which included expanding our customer relationships, introducing social media services, reducing expenses, managing our cash resources and remaining in compliance with our debt covenants,” said Dan McCarthy, Chairman and Chief Executive Officer for NCI.

Financial Highlights

FISCAL YEAR 2010 FIRST QUARTER

Revenue:  First quarter revenue was $35.8 million, a decrease of 26.0% from revenue of $48.5 million in the same period of fiscal year 2009.  Revenue from our resale and new sales product area was $12.7 million, a decrease of $9.7 million or 43.1% compared to $22.4 million in the same period of fiscal year 2009.  The Real Estate Book (“TREB”) had revenue of $9.1 million for the quarter which was down $6.8 million or 42.8% from the prior year quarter.   Revenue for our Unique Homes publication was $1.2 million for the quarter, down $0.6 million or 33.3% from the first quarter of fiscal year 2009.  By Design Publishing contributed $0.9 million of revenue in the current quarter which was a decline of $0.6 million versus the year ago quarter. Rental and leasing product area revenue decreased by $0.2 million or 1.1% compared to the same period of fiscal year 2009.  Apartment Finder (“AF”) posted revenue growth of $0.3 million or 1.7% due to growth in ad pages across our markets.  This growth was offset by year-over-year declines in revenue from our Black’s Guide and Mature Living Choices brands of $0.3 million and $0.2 million, respectively.  The remodeling and home improvement product area posted revenue of $4.0 million, a decrease of $2.7 million or 40.6%, compared to the prior year quarter.

Operating Profit:  First quarter fiscal year 2010 operating profit was $1.4 million compared to an operating profit of $4.3 million in the same period of fiscal year 2009.  The decrease resulted from the decline in revenue of $12.6 million partially offset by a reduction of $9.6 million in operating expenses.

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Network Communications, Inc. Reports Fiscal Year 2010 First Quarter Results—page 2

Depreciation and amortization expense for the first quarter of fiscal year 2010 was $5.3 million, a decrease of $0.3 million compared to $5.6 million in the same period of fiscal year 2009.

Net Loss:  First quarter fiscal year 2010 net loss was $(3.4) million compared to net a loss of $(1.6) million in the same period of fiscal year 2009.  The year-over-year decline was the result of lower revenue and operating profit being partially offset by a decline in operating expenses and an increase in income tax benefit.

EBITDA1:  EBITDA for the first quarter was $6.7 million, a decrease of $3.3 million or 33.4%, from the $10.0 million a year ago.  EBITDA is reconciled to Net Loss in the second table below.

Cash Flow:  Network Communications, Inc. used $3.3 million in cash from operations during the first quarter of fiscal year 2010 compared to a source of $1.8 million in the same period of fiscal year 2009.  Cash capital spending was $1.3 million in the fiscal year 2010 first quarter, flat compared to the cash capital spending during the same period in fiscal year 2009.  The Company ended the quarter with a cash balance of $3.7 million.  At the end of the first quarter, the Company had a $6.0 million balance on its revolving loan facility.

Network Communications, Inc. Condensed Consolidated Statement of Operations (unaudited, in thousands)
	Quarter ended
	6/21/09	6/22/08	Change

Revenue	$35,849	$48,450	-26.0%

Operating expenses	34,496	44,121	-21.8%
Operating profit	1,353	4,329	-68.7%

Other expense:
Interest expense, net	(6,747)	(6,612)	2.0%
Other income, net	21	50	-58.0%

Loss before income taxes	(5,373)	(2,233)	140.6%

Income tax benefit	(1,923)	(667)	188.3%

Net loss	$(3,450)	$(1,566)	120.3%

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Network Communications Inc. Reports Fiscal Year 2010 First Quarter Results—page 3

Network Communications, Inc. EBITDA[1] Reconciliation (unaudited, in thousands)
	Quarter ended
	6/21/09	6/22/08
Net loss	$(3,450)	$(1,566)

Gain on disposal of fixed assets	(5)	—

Depreciation	1,724	1,596

Amortization	3,567	4,031

Interest expense, net	6,747	6,612

Income tax benefit	(1,923)	(667)

EBITDA[1]	$6,660	$10,006

1To supplement the consolidated financial results as determined in accordance with generally accepted accounting principles (“GAAP”), we present non-GAAP financial measures for “EBITDA”.  EBITDA is defined as earnings before interest, income taxes, depreciation, amortization, and gain/loss on disposal of assets.  We believe that EBITDA is an accurate indicator of the Company’s results because it focuses on revenue and operating costs driven by operating managers’ performance.  EBITDA is used by the Company’s chief operating decision maker, its Chairman and CEO, to make decisions and to assess the Company’s performance.   EBITDA is not intended to represent cash flows from operating activities and should not be considered as an alternative to net loss as determined in conformity with accounting principles generally accepted in the United States of America.  EBITDA as presented may not be comparable to similarly titled measures reported by other companies since not all companies necessarily calculate EBITDA in an identical manner, and therefore, is not necessarily an accurate measure of comparison between companies.

Network Communications, Inc. Revenue Summary by Area (unaudited, in thousands)
	Quarter ended
	6/21/09	6/22/08	Change

Revenue

Resale and new sales	$12,749	$22,407	-43.1%

Rental and leasing	19,111	19,326	-1.1%

Remodeling and home improvement	3,989	6,717	-40.6%

Total	$35,849	$48,450	-26.0%

Network Communications, Inc. Reports Fiscal Year 2010 First Quarter Results—page 4

Conference Call
Network Communications, Inc. will host a conference call discussing its fiscal year 2010 first quarter results on Tuesday, August 4, at 10:00 a.m. EST.  The conference call number is (888) 554-7613 if you are in the U.S., or (973) 935-8644 if you are outside the U.S.  The conference ID is 21063566.  Please note that a replay of the Earnings Conference Call will be available after the conference call at (800) 642-1687 in the U.S., or (706) 645-9291, if you are outside the U.S.  The conference ID is 21063566.  The replay will be available for 10 days from the date of the call.

ABOUT NETWORK COMMUNICATIONS, INC.

Network Communications, Inc. is the leading publisher of printed and online real estate information in North America.  The Company was acquired by Court Square Capital Partners (formerly known as Citigroup Venture Capital Equity Partners, L.P) in January of 2005. Its magazines are read by 11 million readers in over 550 markets and deliver more than one million leads to advertisers each month.  Network Communications, Inc. assets, The Real Estate Book®, Apartment Finder / Blue Book™, Mature Living Choices®, Black’s Guide®, New Home Finder®, Unique Homes™, Kansas City Homes & Gardens™, Atlanta Homes & Lifestyles, Atlanta Home Improvement, At Home In Arkansas, Relocating In Las Vegas, Colorado Homes & Lifestyles, St. Louis Homes & Lifestyles, Seattle Homes & Lifestyles, Mountain Living, New England Home, and Home by Design, include publications that millions of readers around the country turn to when looking for the latest information about the real estate and home design markets.  Network Communications, Inc. is on a March fiscal year end.  Online magazine content can be accessed at www.livingchoices.com.  More information about NCI can be found at www.nci.com.

Statements in this release and any exhibits hereto which are not purely historical facts, including statements about forecasted financial projections or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Network Communications, Inc. (“the Company”) on the date this release was submitted. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including, but not limited to, risks and uncertainties related to:  the Company’s revenue being dependent on the residential market for existing and new home sales; significant increases in paper, ink, printing plates or fuel costs; and other changes or events which impact the residential and  commercial real estate markets or alter the manner in which consumers access housing related information. More information on potential risks and uncertainties is available in the Company’s recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for the year ended March 29, 2009 (SEC File No. 333-134701).

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CONTACT:  Gerard Parker, 770-962-7220 ext 24234, e-mail: gparker@nci.com